UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. DEFR14A )
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DIAMOND HILL INVESTMENT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Diamond Hill Investment Group, Inc.
325 John H. McConnell Boulevard, Suite 200
Columbus, Ohio 43215

April 7, 2007

Dear Shareholders:

We cordially invite you to attend the 2007 Annual Meeting of Shareholders of Diamond Hill Investment Group, Inc. (the “Company”), to be held at the Arena Grand Theater located at 175 West Nationwide Boulevard, Columbus, Ohio 43215, on Thursday, May 24, 2007, at 1:00 p.m. Eastern Daylight Savings Time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company and directors and officers of the Company will be present to respond to any appropriate questions you may have. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares you own.

Sincerely,

R. H. Dillon
President & CEO

Diamond Hill Investment Group, Inc.
325 John H. McConnell Boulevard, Suite 200
Columbus, Ohio 43215

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 24, 2007

Notice is hereby given that the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of Diamond Hill Investment Group, Inc. (the “Company”), will be held at the Arena Grand Theater located at 175 West Nationwide Boulevard, Columbus, Ohio 43215, on Thursday, May 24, 2007, at 1:00 p.m. Eastern Daylight Savings Time to consider and act upon the following matters:

1. To elect six directors to serve on the Company’s Board of Directors;

2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Action may be taken on the foregoing proposals at the Annual Meeting or on any date or dates to which the Annual Meeting may be adjourned. Pursuant to the Company’s Code of Regulations, the Board of Directors has fixed the close of business on April 2, 2007, as the record date for determination of the shareholders entitled to vote at the Annual Meeting and any adjournments thereof. You are requested to complete and sign the enclosed form of proxy, which is solicited by the Company’s Board of Directors, and to mail it promptly in the enclosed envelope. Alternatively, you may vote by phone by using the control number identified on your proxy or electronically over the Internet in accordance with the instructions on your proxy. Returning the enclosed proxy card, or transmitting voting instructions electronically through the Internet or by telephone, does not affect your right to vote in person at the Annual Meeting. If you attend the Annual Meeting, you may revoke your proxy and vote in person if your shares are registered in your name.

THE PROMPT RETURN OF YOUR PROXY WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO OBTAIN A QUORUM. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, REFER TO THE INSTRUCTIONS ON THE PROXY CARD TO TRANSMIT YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE.

By order of the Board of Directors

James F. Laird
Secretary

Columbus, Ohio
April 7, 2007

Diamond Hill Investment Group, Inc.
325 John H. McConnell Boulevard, Suite 200
Columbus, Ohio 43215

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
DIAMOND HILL INVESTMENT GROUP, INC.
TO BE HELD ON MAY 24, 2007

This Proxy Statement is being furnished to the shareholders of Diamond Hill Investment Group, Inc., an Ohio corporation (“we”, “us” or the “Company”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our 2007 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 24, 2007, and any adjournment thereof. A copy of the Notice of Annual Meeting accompanies this Proxy Statement. This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about April 7, 2007. Only shareholders of record at the close of business on April 2, 2007, the record date for the Annual Meeting (the “Record Date”), will be entitled to vote at the Annual Meeting.

The purposes of this Annual Meeting are:

(1) To elect six directors to serve on the Board for one-year terms;

(2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Those common shares represented by properly signed proxy cards or properly authenticated voting instructions recorded electronically via the Internet or by telephone that are received prior to the Annual Meeting and not revoked will be voted by the proxies at the Annual Meeting as directed by the shareholders. The common shares represented by all valid proxy cards or proxies submitted telephonically or via the Internet received prior to the Annual Meeting which do not specify how the common shares should be voted on the matters presented at the Annual Meeting will be voted FOR the election of R. H. Dillon, David P. Lauer, Dr. James G. Mathias, David R. Meuse, Diane D. Reynolds and Donald B. Shackelford as directors of the Company. The proxies will use their best judgment regarding other matters that properly come before the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	When and where will the Annual Meeting take place?

A:	The Annual Meeting will be held at the Arena Grand Theater located at 175 West Nationwide Boulevard, Columbus, Ohio 43215, on Thursday, May 24, 2007, at 1:00 p.m. Eastern Daylight Savings Time. Shareholders will also be able to listen live to the Annual Meeting via audio conference by calling 800-728-2149 and can also view Presentation materials via web cast by going to www.diamond-hill.com and click on the link under the News and Updates Section.

Q:	What may I vote on?

A:	You may vote on the election the six nominees for election to our Board.

Q:	How does the Board recommend I vote?

A:	The Board recommends that you vote FOR the election of the six nominees.

Q:	What do I need to do now?

A:	After carefully reading this Proxy Statement, indicate on the enclosed proxy card how you want your shares to be voted and sign and mail the proxy promptly in the enclosed envelope. Alternatively, you may vote by phone by using the control number identified on your proxy, or vote electronically by Internet in accordance with the instructions on your proxy. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Savings Time, on May 23, 2007. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ voting instructions have been properly recorded. If you vote by phone or over the Internet you do not need to return a proxy card. You should be aware that if you vote over the Internet or by phone, you may incur costs associated with electronic access, such as usage charges from Internet service providers and telephone companies. Your proxy will not be used if (i) you are a record shareholder and you revoke your proxy and attend and vote at the Annual Meeting in person or (ii) you otherwise properly revoke your proxy.

Q:	What does it mean if I get more than one proxy card?

A:	If your shares are registered differently and are in more than one account, you will receive more than one proxy card. If you intend to vote by mail, sign and return all proxy cards to ensure that all your shares are voted. If you are a record holder and intend to vote by telephone or over the Internet, you must do so in connection with the instructions on each individual proxy card you receive.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Many shareholders are beneficial owners in that they hold their shares in “street name” through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the shareholder of record and we are sending this Proxy Statement directly to you. As a shareholder of record, you have the right to grant your proxy directly to the Company by completing, signing and returning the enclosed proxy card, transmitting your voting instructions via the Internet or by phone or you may vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name and this Proxy Statement is being forwarded to you by your broker or other nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares. Your broker or nominee will provide you with information on the procedures you must follow to instruct the record holder how to vote your shares or how to revoke previously given voting instructions.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares in the manner you instruct, and you should follow the directions provided to you by your broker regarding how to instruct your broker to vote your shares. However, if you do not provide voting instructions to your broker, it may vote your shares in its discretion on certain “routine” matters. The election of directors is considered routine and, if you do not submit voting instructions, your broker may choose, in its discretion, to vote or not vote your shares on the nominees for director.

Q:	May I revoke my proxy or change my vote after I have mailed a proxy card or voted electronically via the Internet or by telephone?

A:	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are the record holder of the shares, you can do this in three ways:

• send us a written statement that you would like to revoke your proxy, which we must receive prior to the start of voting at the Annual Meeting;

• send our Secretary a newly signed and later-dated proxy card, which we must receive prior to the start of voting at the Annual Meeting, or submit later-dated electronic voting instructions over the Internet or by telephone no later than 11:59 p.m. on May 23, 2007; or

• attend the Annual Meeting and revoke your proxy in open meeting or vote in person prior to the start of voting at the Annual Meeting (attending the Annual Meeting will not, by itself, revoke your proxy or a previous Internet or telephonic vote).

If you hold shares beneficially, but not as record holder, you may change your vote by submitting new voting instructions to your broker or nominee, and you should review the instructions provided by your broker or nominee to determine the procedures you must follow. If you are a beneficial owner and wish to attend the Annual Meeting and vote in person, you must obtain a signed proxy from the record holder of your shares giving you the right to do so.

Q:	Can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to attend, please bring the enclosed proxy card or proof of identification. If you are a beneficial owner whose shares are not registered in your own name, you will need a signed proxy from your broker or other nominee giving you the right to vote your shares at the Annual Meeting.

Q:	How will my shares be voted if I return a blank proxy card or submit a proxy by Internet or phone without voting instructions?

A:	If you sign and send in your proxy card or submit a proxy by Internet or telephone and do not indicate how you want to vote, your proxy will be voted FOR the election of the six director nominees.

Q:	Who can answer my questions about how I can submit or revoke my proxy or vote by phone or via the Internet?

A:	If you have more questions about how to submit your proxy, please call our Secretary, James F. Laird, at (614) 255-3353.

THE ANNUAL MEETING

The Annual Meeting will be held at the Arena Grand Theater located at 175 West Nationwide Boulevard, Columbus, Ohio 43215, on Thursday, May 24, 2007, at 1:00 p.m. Eastern Daylight Savings Time. The purposes of the Annual Meeting are (i) to elect six directors to serve on the Board for one-year terms; and (ii) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. We are not currently aware of any other matters that will come before the Annual Meeting.

PROCEDURAL MATTERS

Record Date

Only our shareholders of record at the close of business on April 2, 2007, the record date for the Annual Meeting (the “Record Date”), will be entitled to vote at the Annual Meeting. As of the Record Date, there were 2,138,881 of our common shares outstanding and entitled to vote at the Annual Meeting.

Proxy

Your shares will be voted by the proxies at the Annual Meeting as you direct on your signed proxy card or in your telephonic or Internet voting instructions. If you return a signed proxy card or submit a proxy via the Internet or by telephone without voting instructions, to the extent permitted by applicable laws and regulations it will be voted FOR the election of R. H. Dillon, David P. Lauer, Dr. James G. Mathias, David R. Meuse, Diane D. Reynolds and Donald B. Shackelford as directors of the Company. The proxies will vote in their discretion on other matters that properly come before the Annual Meeting.

Quorum

We can conduct business at the Annual Meeting only if holders of a majority of our outstanding shares entitled to vote are present, either in person or by proxy. Abstentions and broker non-votes will be counted in determining whether a quorum is present. In the event that a quorum is not present at the time the Annual Meeting is convened, a majority of the shares represented in person or by proxy may adjourn the Annual Meeting to a later date and time, without notice other than announcement at the Annual Meeting. At any such adjournment of the Annual Meeting at which a quorum is present, any business may be transacted which might have been transacted at the Annual Meeting as originally called.

Voting

Each outstanding share may cast one vote on each separate matter of business properly brought before the Annual Meeting. A plurality of the votes duly cast is required for the election of directors, and the six nominees receiving the most votes will be elected.

A shareholder voting in the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to (i) the number of directors to be elected (six), multiplied by (ii) the number of shares held by the shareholder, or may distribute such shareholder’s total votes among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to voting and the shareholder, or any other shareholder, has given us notice at least 48 hours prior to the Annual Meeting of the intention to cumulate votes. The proxies we are soliciting include the discretionary authority to cumulate votes. If cumulative voting occurs at the Annual Meeting, the proxies intend to vote the shares represented by proxy in a manner to elect as many of the six director nominees as possible. Cumulative voting only applies to the election of directors; on all other matters each share has one vote.

Abstentions; Broker Non-Votes; Effect

Boxes and a designated space are provided on the form of proxy for shareholders to mark if they wish to withhold authority to vote for one or more nominees for election as a director of the Company.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the self-regulatory organizations of which they are members, sign and submit proxies for such shares and may vote the shares on routine matters. The election of directors is considered routine. Shares held in street name and not voted by broker-dealers are referred to as broker “non-votes.” Because a plurality of the votes duly cast is required for the election of directors, neither abstentions nor broker non-votes will have any impact on the election of directors.

If you hold shares in street name, the Board encourages you to instruct your broker or other nominee as to how to vote your shares.

Solicitation; Expenses

We will pay all expenses of the solicitation of the proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the Notice, form of proxy, Proxy Statement and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners. We will not pay electronic access charges associated with Internet or telephone voting. Our officers, directors and employees may also solicit proxies in person or by telephone, facsimile or e-mail.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and you should not rely on any such information or representation. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

Requests for Proxy Statement and Annual Report on Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2006, including our audited financial statements, accompanies this Proxy Statement but is not a part of the proxy solicitation material. We are delivering a single copy of this Proxy Statement and the Form 10-K to multiple shareholders sharing an address unless we have received instructions from one or more of the shareholders to the contrary. We will promptly deliver a separate copy of the Proxy Statement or Form 10-K, at no charge, upon receipt of a written or oral request by a record shareholder at a shared address to which a single copy of the documents was delivered. Written or oral requests for a separate copy of the documents, or to provide instructions for delivery of documents in the future, may be directed to James F. Laird, Secretary of the Company, at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our only class of voting securities is our common shares. The following table sets forth, as of April 2, 2007, certain information concerning share ownership and the percentage of voting power (assuming exercise of all options which are currently exercisable or that will be exercisable in the next 60 days) of (a) all persons known by us to own beneficially more than five percent of our outstanding shares, (b) each director and director nominee, (c) our Chief Executive Officer and Chief Financial Officer (each, a “Named Executive Officer”), and (d) all of our executive officers and directors, as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares, which are shown as beneficially owned by them.

	Amount and Nature of Beneficial Ownership
			Common Shares Which
	Common		Can be Acquired Upon
	Shares		Exercise of Options or
	Presently		Warrants Exercisable		Percent of
Name and Address of Beneficial Owner(1)	Held(2)		Within 60 Days	Total	Class(3)

R. H. Dillon	141,431	(4)	3,500	144,931	6.8%
James F. Laird	39,865	(5)	32,500	72,365	3.3%
David P. Lauer	3,782		—	3,782	**
Dr. James G. Mathias	33,917		6,000	39,917	1.9%
David R. Meuse	53,523		—	53,523	2.5%
Diane D. Reynolds	1,282		—	1,282	**
Donald B. Shackelford	5,302		—	5,302	**
All directors and executive officers as a group (7 persons)	279,102		42,000	321,102	14.7%

**	Represents ownership of less than 1% of our outstanding common shares.

(1)	Each of our officers and directors may be reached at our address at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.

(2)	Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all common shares reflected in the table.

(3)	The percent of class is based upon (a) the number of shares owned by the named person plus the number of shares the named person has the right to acquire upon the exercise of options or warrants exercisable within 60 days after April 2 2007, divided by (b) the total number of shares which are issued and outstanding as of April 2, 2007 (2,138,881 shares) plus the total number of shares the named person has the right to acquire upon the exercise of options or warrants exercisable within 60 days after April 2, 2007.

(4)	Includes 67 shares held in our 401(k) plan, over which the Trustees of the 401(k) Plan possess the voting power and which are subject to restrictions on the power to dispose of these shares.

(5)	Includes 1,051 shares held in our 401(k) plan, over which the Trustees of the 401(k) Plan possess the voting power and which are subject to restrictions on the power to dispose of these shares.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board guides our strategic direction and oversees our management. All of our directors are elected annually. The Board is currently comprised of R. H. Dillon, David P. Lauer, Dr. James G. Mathias, David R. Meuse, Diane D. Reynolds and Donald B. Shackelford, each of whom has been nominated for reelection to the Board to hold office for terms expiring at the next annual meeting of shareholders and when their successors are duly elected and qualified. The Board has determined that, with the exception of Mr. Dillon, all of the directors are independent under the rules and independence standards of the Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market (“NASDAQ”). There are no family relationships among the directors or executive officers of the Company.

A proposal to reelect these six nominees will be presented to the shareholders at the Annual Meeting. The nominees receiving the highest number of votes will be elected. Information regarding the nominees, including their ages, length of service on the Board and relevant business experience for the past five years is set forth below.

			Director of
		Position(s) Held	the Company	Nominee
		with the Company and	Continuously	for Term
Nominee	Age	Principal Occupation(s)	Since	Expiring in

R.H. Dillon	50	President and CEO of the Company since 2000; Director of the Company; Chief Investment Officer of Diamond Hill Capital Management, Inc., a wholly-owned subsidiary of the Company.	2001	2008
David P. Lauer, CPA	64	Director of the Company; Self-employed Certified Public Accountant since 2001; President and Chief Operating Officer of Bank One — Columbus, NA from June 1997 until his retirement in January 2001; Certified Public Accountant since 1968(1)	2002	2008
Dr. James G. Mathias	54	Director of the Company; Veterinarian and owner of Tipp City Veterinary Hospital and Wellness Center since 1988(2)	1993	2008
David R. Meuse	61	Director of the Company; Principal of Stonehenge Financial Holdings, Inc, Columbus, Ohio, investment bankers, since 1999(3)	2000	2008

			Director of
		Position(s) Held	the Company	Nominee
		with the Company and	Continuously	for Term
Nominee	Age	Principal Occupation(s)	Since	Expiring in

Diane D. Reynolds	47	Director of the Company; Partner with the law firm of Taft, Stettinius & Hollister LLP since June 2006; General Counsel of Estate Information Services, LLC and of counsel with Taft, Stettinius & Hollister LLP from June 2005 to June 2006; Partner with Taft, Stettinius & Hollister LLP from 2004 to 2005; Partner with the law firm of Benesch, Friedlander, Coplan & Aronoff, LLP from 2000 to 2004(4)	2001	2008
Donald B. Shackelford	74	Director of the Company; Chairman of the Board of Fifth Third Bank, Central Ohio (successor to State Savings Bank) since 1998(5)	2005	2008

(1)	Mr. Lauer also serves on the boards of Evans Capital Corp., Huntington Bancshares, R. G. Barry Corporation, Wendy’s International, Inc, Tim Hortons Inc., and W.W. Williams Company and was formerly a director of AirNet Systems, Inc.

(2)	Mr. Mathias also serves on the Veterinary Advisory Board of the Iams Company.

(3)	Mr. Meuse also serves on the boards of State Auto Financial Corporation, Central Benefits Mutual Insurance Company, ORIX USA Corporation, The Columbus Foundation, The Columbus Partnership, Kenyon College, Project GRAD Columbus, Stonehenge Financial Holdings, Inc., Stonehenge Securities, Inc. and Skybus Airlines, Inc.

(4)	Ms. Reynolds also serves on the board of Estate Information Services, LLC.

(5)	Mr. Shackelford serves on the boards of The Progressive Corporation, Granville Golf Course Company, Heads & Threads International, LLC, Denison University, Lowell Group and The Affordable Housing Trust of Columbus and Franklin County and was a director of Limited Brands, Inc. from 1976 to 2005.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF R. H. DILLON, DAVID P. LAUER, DR. JAMES G. MATHIAS, DAVID R. MEUSE, DIANE D. REYNOLDS AND DONALD B. SHACKELFORD AS DIRECTORS OF THE COMPANY.

CORPORATE GOVERNANCE

The Board held a total of four meetings during the year ended December 31, 2006. The Board has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. Each director attended at least 75% of the aggregate of (a) the total number of Board meetings held during the period for which he or she has been a director during the last fiscal year, and (b) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served during the last fiscal year.

Director Independence

The Board has determined that none of our directors, with the exception of Mr. Dillon, has any relationship with the Company that would interfere with him or her carrying out the duties of a director and that all of our directors, other than Mr. Dillon, are independent under the rules and independence standards of the SEC and NASDAQ. In making its determination, there were no relationships between the Company and any of our independent directors that are not disclosed under Item 404 of SEC Regulation S-K.

Director Nomination Process

Given the relatively small size of the Company and our Board, we do not believe that a standing nominating committee is necessary. All of our directors participate in the consideration of director nominees, with nominees recommended for the Board’s selection by a majority of our independent directors. The Board has determined that, with the exception of Mr. Dillon, all of the directors are independent under the rules and independence standards of the SEC and NASDAQ. Although we do not have a formal charter governing the nomination of directors, we do have an explicit list of criteria that the Board uses to assess potential directors. It is our expectation that Board candidates will at the least possess significant skill and experience in financial services, accounting, marketing, operations, legal matters or in other areas that are important to our success.

The Board has not established a formal process for identifying and evaluating nominees due to its desire to approach the nominations process according to the composition of the Board at the time. However, the process for identifying and evaluating nominees is generally as follows: In the case of an incumbent director whose term of office is set to expire, the Board reviews the director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation and quality of performance. In the case of new director candidates, the Board determines whether the nominee is independent and whether the new director must be independent for us to remain in compliance with NASDAQ rules. Incumbent directors will be nominated for reelection or, if the Board feels a new director is necessary or desirable, it will use its network of contacts to compile a list of potential candidates. The Board then meets to discuss and consider each candidate’s qualifications, and the independent directors choose the nominees by majority vote.

The Board does not have any specific policies regarding the consideration of director candidates recommended by shareholders. The lack of policies regarding shareholder recommendations is primarily due to our lack of experience with such recommendations and the need to evaluate such recommendations on a case-by-case basis. The Board will consider shareholder recommendations for directors, and does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based upon the source of the recommendation. Shareholder recommendations for candidates for the Board must be directed in writing to the Company at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and us within the last three years, and evidence of the recommending person’s ownership of our common shares.

Executive Committee

The Executive Committee is authorized, when it is impractical or not in the Company’s best interest to wait until a Board meeting for approval, to take any and all actions or incur any obligations which could be taken or incurred by the full Board. The members of the Executive Committee as of December 31, 2006, were Mr. Meuse (Chairman) and Dr. Mathias. The Executive Committee did not meet during the year ended December 31, 2006.

Audit Committee

The Audit Committee engages our independent registered public accounting firm and reviews and approves the scope and results of any outside audit of the Company and the fees therefore and generally oversees our auditing and accounting matters. The Audit Committee also reviews all related person transactions for potential conflicts of interest situations on an ongoing basis, and all such transactions are approved by the Audit Committee. Additional information on the approval of related person transactions is available under the heading “Certain Relationships and Related Person Transactions” below. The Audit Committee’s responsibilities are outlined further in its written charter, a copy of which is attached to this Proxy Statement as Annex A.

The Audit Committee is comprised of Mr. Lauer, Dr. Mathias and Ms. Reynolds, each of whom qualifies as independent under the rules and independence standards of the SEC and NASDAQ. The Board has determined that Mr. Lauer, the Chairman of the Audit Committee, is a “financial expert” as defined by applicable SEC rules and is “financially sophisticated” as defined by applicable NASDAQ rules. The Audit Committee met four times during the year ended December 31, 2006, and its report relating to the Company’s 2006 fiscal year appears below under the heading “AUDIT COMMITTEE MATTERS.”

Compensation Committee

On August 11, 2005, the Board established a Compensation Committee. The members of the committee are Mr. Lauer, Mr. Shackelford and Ms. Reynolds, each of whom is independent under NASDAQ and SEC rules, is a “non-employee” director for purposes of SEC rules and is an “outside director” under applicable tax laws. The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board, a copy of which is attached to this Proxy Statement as Annex B.

The Compensation Committee reviews and approves the Company’s executive compensation policy, evaluates the performance of our executive officers in light of corporate goals and objectives approved by the Compensation Committee, approves the annual salary, bonus, stock options and other benefits, direct and indirect, of our other senior executives, makes recommendations to the full Board with respect to incentive-compensation plans and equity-based plans and determines director and committee member/chair compensation for non-employee directors. The Compensation Committee also administers the Company’s equity and other incentive plans. The Compensation Committee met six times during the 2006 fiscal year. A description of the Company’s processes and procedures for the consideration and determination of executive officer compensation are discussed under the heading “Compensation Discussion and Analysis” below.

Director Compensation

During the 2006 fiscal year, our non-employee directors received an annual retainer of $15,000, paid in our shares, and additional cash retainer payments of $2,000 per quarter. The Chairman of the Board and the chairs of the Audit Committee and the Compensation Committee each receive an additional cash payment of $500 per quarter. Directors are also eligible for participation in the Company’s 2005 Employee and Director Equity Incentive Plan.

The following table sets forth information regarding the compensation we paid to our directors during 2006. Mr. Dillon, our President and Chief Executive Officer, does not receive any compensation for his service as a director.

					Change in
					Pension Value
					and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash(1)	Awards(2)	Awards	Compensation	Earnings	Compensation	Total

David P. Lauer	$10,000	$15,000	—	—	—	—	$25,000
David R. Meuse	$10,000	$15,000	—	—	—	—	$25,000
Dr. James G. Mathias	$8,000	$15,000	—	—	—	—	$23,000
Diane D. Reynolds	$8,000	$15,000	—	—	—	—	$23,000
Donald B. Shackelford	$10,000	$15,000	—	—	—	—	$25,000

(1)	Consists of cash retainer fees of $2,000 per quarter and an additional $500 quarterly retainer payment to each of Messrs. Meuse, Lauer and Shackelford for their service as Chairs of the Board, Audit Committee and Compensation Committee, respectively.

(2)	The amount shown is the expense, determined under Statement of Financial Accounting Standards No. 123R (“FAS 123R”), incurred by us and recognized in our financial statements in 2006 for awards granted to our directors. On January 10, 2006, each director received a grant of 477 of our shares for service as a non-employee director. These shares were granted under our 2005 Employee and Directors Equity Incentive Plan. For more information on the expensing of these awards, please see note 5 to our financial statements contained in our Form 10-K for the year ended December 31, 2006.

Communications Between Shareholders and the Board

Given our relatively small size, the relatively small number of record holders of our shares, and the Board’s consistent practice of being open to receiving direct communications from our shareholders, the Board believes that it is not necessary to implement, and we do not have, a formal process for shareholders to send communications to the Board. Our practice is to forward any communication addressed to the Board or to the director or group of directors identified in the communication.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company or has had any relationship requiring disclosure by us under Item 404 of SEC Regulation S-K. In addition, no member of the Compensation Committee is employed by a company whose board of directors includes a member of our management.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. A copy of this Code was attached to the Proxy Statement for the Company’s 2004 Annual Meeting of Shareholders, and is also filed as an exhibit to our Form 10-K filed with the SEC.

Director Attendance at Annual Meetings

We do not have a formal policy regarding director attendance at annual meetings of shareholders, although all directors are encouraged to attend. All of our directors attended the 2006 Annual Meeting of Shareholders.

Certain Relationships and Related Person Transactions

Our Board recognizes that related person transactions present a heightened risk of conflicts of interest. However, we currently have no related person transactions reportable pursuant to Item 404(a) of SEC Regulation S-K, and have not had any such transactions in the recent past. As such, we do not believe it is necessary to have a written policy specifically dealing with related person transactions. Our Audit Committee reviews any related person transactions as they arise and are reported to the Board or the Audit Committee, regardless of whether the transactions are reportable pursuant to Item 404. No such transactions arose or were reviewed by the Audit Committee in 2006. For any related person transaction to be consummated or to continue, the Audit Committee must approve or ratify the transaction.

EXECUTIVE OFFICERS AND COMPENSATION INFORMATION

The following information describes the business experience during the past five years of our Named Executive Officers and other significant employees, other than Mr. Dillon whose experience is described above under the heading “PROPOSAL 1 — ELECTION OF DIRECTORS.” We have no executive officers other than our Named Executive Officers. Each Named Executive Officer and significant employee devotes his full time efforts to the affairs of the Company, and each officer is elected annually to serve until his successor is elected and qualified, or until he resigns or is removed by the Board. There are no arrangements or understandings between the persons named below and any other person pursuant to which such officers were elected.

		Position(s) Held
Named Executive Officer	Age	with the Company

James F. Laird	50	Chief Financial Officer and Treasurer of the Company since December 2001; President of Diamond Hill Funds since December 2001; Certified Public Accountant (inactive) and holder of several NASD licenses, including Series 7, 24 and 63.

		Position(s) Held
Significant Employees	Age	with the Company

Charles S. Bath	52	Managing Director of Equities for Diamond Hill Capital Management, Inc., a wholly-owned subsidiary of the Company, since September 2002; Senior Portfolio Manager for Gartmore Global Investments, a global investment firm affiliated with Nationwide Insurance, from 1985 to September 2002.
Kent K. Rinker	58	Managing Director of Fixed Income for Diamond Hill Capital Management, Inc., a wholly-owned subsidiary of the Company, since May 2002; Private consultant and manager of private investments from 1999 to 2002.

Compensation Discussion And Analysis

Background.  We are in the investment management industry. Human capital is the most important resource in this industry. A balancing of the economics between owners and employees is always important, especially in an industry that is not capital-intensive, and heavily dependent on talented individuals. Attracting and retaining people can be more difficult, given the high percentage of a firm’s value-proposition which is attributable to key people.

The balancing effort is particularly challenging for us because we were essentially a start-up in May 2000, but yet had the unusual legacy of being a publicly owned company, in contrast to the norm of partnership-like structures for investment management firms of a similar size. We have been able to attract and retain quality people due to:

•	Our investment-centric culture,

•	Ownership in the business,

•	Our central Ohio location, and

•	Compensation now competitive on a national basis.

This last point is directly related to firm profitability levels, which in essence represents the balancing of the economics of the business between owners and employees. Industry norms are helpful benchmarks for evaluating the balancing effort. Additionally, it makes sense to enact a thoughtful alignment of incentives that may pertain more so to our firm than others, because of our ownership structure. On a fully diluted basis, employees and directors own approximately 31% of the firm. In contrast, many of our competitor firms are owned entirely by their employees.

Compensation Program Objectives.  We seek to attract and retain people with integrity, intelligence and energy. All of our employees are paid a competitive base salary, provided with competitive benefits and participate in an annual cash and equity incentive compensation program. The amount of individual incentive awards is based on an assessment of individual performance while the amount of the incentive pool is based on (i) overall firm investment and operating performance, (ii) market compensation data and (iii) the profitability of the firm compared to other investment management firms.

In addition to the annual incentive compensation program certain key individuals, primarily portfolio managers and research analysts, were awarded options, warrants, restricted stock or a combination as an incentive to employment. Generally these awards were granted at hire or promotion with vesting over five years. We also seek to increase the ownership percentage of all employees because we feel that will encourage all employees to act and think like owners. While compensation amounts will differ depending upon position, responsibilities, performance and competitive data, we seek to reward all employees with similar compensation components.

Rewards Based on Performance.  Our primary business objective is to meet our fiduciary duty to clients. Specifically, our focus is on long-term, five-year investment returns, with our goals defined as rolling five-year periods in which client returns are sufficiently above relevant passive benchmarks, rank in the top quartile of similar investment strategies and absolute returns are sufficient for the risk associated with the asset class. Our compensation program is designed to reward performance that meets these objectives. Our second objective is to fulfill our fiduciary duty to shareholders by growing the intrinsic value of the business at an appropriate rate. To support that objective, our CEO and CFO are rewarded based on achieving fair and competitive operating profit margins. For those employees who are not a part of the investment team objectives vary but are consistent in that we strive to reward individual performance that helps us meet our fiduciary duty to clients.

Elements of Compensation.  We provide a base salary paid in cash on a monthly basis; benefits including health care, dental, disability and 401k; and incentive compensation paid in a combination of cash and equity grants made pursuant to the 2005 Employee and Director Equity Incentive Plan. We do not offer any long-term deferred compensation to any employee, officer or director.

Rationale for Compensation Elements.

•	We choose to offer a competitive base salary and benefits package to all employees to attract them to join and remain with the Company. Our incentive plan is based on the operating profit of the Company and is intended to reward individual performance.

•	In 2005 and 2006, the only two years in which incentive compensation has been significant, we made incentive awards largely in stock grants that vest immediately but are restricted from sale for up to three years. This was done in order to increase employee ownership and ensure all employees interests were aligned with the firm’s shareholders.

•	We generally choose to make equity awards in the form of fully vested stock that is restricted from sale for up to three years. We believe that this approach matches the economic expense of the award with the period in which it was earned and further avoids the complex accounting involved with options and other awards that vest over time.

•	We encourage stock ownership by all our employees; in fact our match in the 401k plan is made in stock vesting over each employee’s first six years with the Company. We do not; however, have a formal policy mandating stock ownership.

Determination of Incentive Compensation Amount.  The incentive pool is determined by the Compensation Committee and is agreed to in advance based upon the target operating profit margin of the Company with an objective of generating operating profit margins consistent and competitive with others in the investment management business. Individual awards are based on assessments of individual performance with a focus on investment results for the previous five years for each investment strategy. The CEO and CFO are rewarded based on achieving competitive operating results. For those not in the investment area objectives vary but generally are consistent with performance that helps in meeting the Company’s fiduciary duty to its clients. Awards made to executives are based on performance-based agreements (“162(m) agreements”) and finalized by the Compensation Committee in executive sessions. Awards made to non-executives are determined by the CEO and CFO based on the specific criteria discussed above.

Competitor Compensation Data.  We participate in a comprehensive compensation survey with approximately 125 other investment management firms and attempt to make individual compensation competitive with others in the industry while rewarding individual performance. The cash versus equity component of the awards are based upon an intent to increase employee ownership over the long-term and are biased in favor of stock grants and against stock options. In 2006 stock grants made up 71% of total incentive awards with the remaining 29% made in cash. Currently 100% of incentive awards are paid on a current basis although the equity awards, while immediately vested, are restricted from sale for up to three years. We believe that incentive awards related to performance in a particular year, or five years ended in a particular year, should be paid currently. This approach offers a better matching of the economics with performance as opposed to paying awards that vest in the future thus burdening future earnings with awards earned in the past.

We have no formal policy to adjust prior incentive awards to reflect restatement or adjustment of financial results. We believe that due to the nature of our business material restatements or prior period adjustments to operating results are highly unlikely. Individual awards made under the plan are based on the factors discussed above and may increase or decrease materially from year to year consistent with similar changes in the relevant factors such as profitability and individual performance. We give no weight to the economic impact of prior awards in making current awards. Awards each year stand on their own.

Post Employment Payments.  Only our CEO and CFO have employment contracts and both provide for payments upon termination of employment. The maximum payment is one year’s salary and, in the case of the CEO only, one year’s incentive bonus and a prorated bonus the year of termination. More information on our employment agreements with our CEO and CFO and termination payments thereunder is set forth under the heading “Employment Agreements and Change in Control Benefits.”

Compensation Committee Processes and Procedures.  The Compensation Committee meets in December and January each year to review and ultimately to ratify performance objectives that were established at the beginning of the year. Additionally the committee meets in February and March of each year to establish new objectives for the current year. Management is present for a portion of most committee meetings; however, the committee always holds an executive session without management present.

Summary of Compensation Objectives.

•	The total incentive award for each individual meets the Company’s objective of paying a competitive total compensation for each individual.

•	The equity awards exceeding 70% of the total incentive award meet the Company’s objective of increasing employee ownership.

Report Of The Compensation Committee

The Board’s Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee is composed of three independent Directors. The committee met multiple times in 2006 and early 2007. In all these meetings there was at least a significant portion of meeting time where no management was present. The Committee has obtained survey data for other investment firms and met with consultants familiar with investment firm compensation.

The Committee has reviewed the performance of the CEO and CFO as well as the performance of the firm as a whole. The Committee established the salary and incentive payments of these two individuals and reviewed the pay of all other employees.

The Committee reviewed and approved the Compensation Disclosure and Analysis prepared by management and outside counsel. The Committee recommended that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2007 and incorporated by reference in the Company’s Annual Report on Form 120-K for the year ended December 31, 2006.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

Donald B. Shackelford, Chairman
David P. Lauer, CPA
Diane D. Reynolds, Esq.

Executive Compensation Information

Summary Compensation Table.  The following table sets forth the compensation paid or payable by the Company during the calendar year ended December 31, 2006, to Mr. Dillon and Mr. Laird. The Company has no other executive officers. Additional information on the elements of compensation set forth in the table below, including a discussion of the amounts of certain components of compensation in relation to others, is available under the heading “Compensation Discussion and Analysis” above.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Awards	Compensation(2)	Earnings	Compensation(3)	Total

R.H. Dillon	2006	$360,000	$640,000(4)	$2,457,750	—	$352,250	—	$26,400	$3,836,400
President and Chief Executive Officer
James F. Laird	2006	$180,000	—	$560,000	—	$160,000	—	$21,600	$921,600
Secretary, Treasurer and Chief Financial Officer

(1)	The amount shown is the expense, determined under FAS 123R, incurred by us and recognized in our 2006 financial statements for shares awarded to Messrs. Dillon and Laird under our 2005 Employee and Directors Equity Incentive Plan as partial payment for amounts earned under our 2006 annual incentive plan. On January 31, 2007, Mr. Dillon was awarded 25,000 fully vested shares that are restricted from sale for three years. On January 31, 2007, Mr. Laird was awarded 2,797 fully vested shares that are restricted from sale for one year and on January 31, 2007, and February 14, 2007, was awarded 1,678 and 1,137 fully vested shares, respectively, that are restricted from sale for three years. For more information on the expensing of these awards, please see note 5 to our financial statements contained in our Form 10-K for the year ended December 31, 2006.

(2)	Represents cash awards paid to Messrs. Dillon and Laird as partial payment for amounts earned under our 2006 annual incentive plan. For more information on this plan and our annual incentive compensation program, please see the information above under the heading “Compensation Discussion and Analysis.”

(3)	Consists of the value of our matching contributions to Mr. Dillon’s and Mr. Laird’s accounts under our 401(k) plan. This contribution is made only in shares of the Company and the amount is based on the fair market value of our shares on the date of contribution.

(4)	Represents a discretionary cash bonus paid to Mr. Dillon for 2006.

Grants of Plan Based Awards.  The following table sets forth information regarding annual incentive plan awards to each of the Named Executive Officers for the year ended December 31, 2006.

All Other
						All Other	Option
						Stock	Awards:
		Estimated Future Payouts			Estimated Future	Awards:	Number of	Exercise or
		Under Non-Equity Incentive			Payouts Under	Number of	Securities	Base Price
	Grant	Plan Awards(2)			Equity Incentive	Shares of	Underlying	of Option
Name	Date(1)	Threshold	Target	Maximum	Plan Awards	Stock or Units	Options	Awards

Mr. Dillon	3/31/06	$1(3)	—	$2,810,000(3)	—	—	—	—
Mr. Laird	3/31/06	$1(3)	—	$720,000(3)	—	—	—	—

(1)	On March 31, 2006, we entered into participation agreements with Messrs. Dillon and Laird under our 2006 Performance-Based Compensation Plan. The performance period for these awards was the 2006 fiscal year. These awards were granted in accordance with Section 162(m) of the Internal Revenue Code so amounts paid are deductible by us as compensation. The performance conditions applicable to these awards are discussed in the “Compensation Discussion and Analysis” above.

(2)	Because the bonus is based on performance criteria, partial satisfaction could result in a payment as little as one dollar, ranging all the way to the maximum depending on the extent to which performance goals are met. The maximum is the largest amount that could have been earned for fiscal 2006, which was the performance period for the awards, upon the satisfaction of all of the performance goals specified in the participation agreement. Because the amount of the award earned varies based upon the extent of satisfaction of the performance goals, there is no specified target amount.

(3)	Each of Mr. Dillon and Mr. Laird earned the maximum amount available to him under our annual incentive plan for 2006. Once earned, this amount is paid, at the discretion of the Compensation Committee, partially in cash and partially in our shares. The majority of the award is paid in shares of the Company. The shares awarded to Messrs. Dillon and Laird were awarded under our 2005 Employee and Directors Equity Incentive Plan. The allocation of the payments to Mr. Dillon and Mr. Laird in cash and shares is reflected in the Summary Compensation Table above in the columns “Stock Awards” and “Non-Equity Incentive Plan Compensation”.

Outstanding Equity Awards at December 31, 2006.  The following table sets forth information regarding the outstanding equity awards held by Mr. Dillon and Mr. Laird as of December 31, 2006.

	Option/Warrant Awards					Stock Awards
			Equity					Equity	Equity Incentive
			Incentive					Incentive	Plan Awards:
			Plan					Plan Awards:	Market or Payout
	Number		Awards:				Market	Number of	Value of
	of	Number of	Number			Number of	Value of	Unearned	Unearned Shares,
	Securities	Securities	of Securities			Shares or	Shares or	Shares, Units	Units or
	Underlying	Underlying	Underlying			Units of	Units of	or Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option/	Stock That	Stock That	Rights That	Rights That
	Options/	Options/	Unearned	Exercise	Warrant	Have Not	Have Not	Have	Have
	Warrants (#)	Warrants (#)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Mr. Dillon(1)	200,000	—	—	8.00	05/11/2010	—	—	—	—
	20,000	—	—	28.10	12/20/2010	—	—	—	—
Mr. Laird(2)	60,000	—	—	5.25	07/16/2011	—	—	—	—
	2,500	—	—	28.10	12/20/2010	—	—	—	—

(1)	As of December 31, 2006, Mr. Dillon held 200,000 warrants to purchase our shares at a price of $8.00 per share and 20,000 options to purchase our shares at $28.10 per share. Mr. Dillon exercised 100,000 warrants on January 3, 2007 and 100,000 warrants on February 20, 2007, and 16,500 options on February 16, 2007.

(2)	Mr. Laird exercised 15,000 options at an exercise price of $5.25 on January 3, 2007 and 15,000 options at an exercise price of $5.25 on February 12, 2007.

Option Exercises and Stock Vested.  The table below sets forth information regarding the vesting during 2006 of stock awards made to Mr. Dillon and Mr. Laird. Neither Mr. Dillon nor Mr. Laird exercised any options during 2006.

	Option Awards		Stock Awards(1)
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting

Mr. Dillon	—	—	25,000	$2,457,750(2)
Mr. Laird	—	—	5,612	$560,000(2)

(1)	Reflects stock awards under our 2005 Employee and Directors Equity Incentive Plan to Messrs. Dillon and Laird as partial payment for amounts earned under our 2006 annual incentive plan. These awards were immediately vested on the date of grant, although are restricted from sale for periods of one or three years. For more information on these awards see the Summary Compensation Table and the Grants of Plan-Based Awards Table above.

(2)	Value realized was calculated by multiplying the number of shares awarded by the closing price of our shares on the date of the award.

Pension Plans and Non-Qualified Deferred Compensation. We do not maintain any pension plans or non-qualified deferred compensation programs for our executives or employees.

Employment Agreements and Change In Control Benefits.  We currently have employment agreements with our Named Executive Officers, Messrs. Dillon and Laird. Descriptions of their agreements are set forth below.

Employment Agreement with Mr. Dillon.  In August 2006, we entered into an employment agreement with Mr. Dillon, the Company’s President and Chief Executive Officer. The agreement has a current expiration date of January 1, 2011, although it may be extended after such time by the mutual agreement of us and Mr. Dillon. The agreement provides for an annual salary of $360,000, which may be increased by the Board annually, plus participation by Mr. Dillon in our annual incentive plan and well as health insurance, six weeks paid vacation annually and participation in other benefit programs we offer to our employees. The agreement also restricts Mr. Dillon from competing with us during the term of the agreement and for one year following termination of his employment and provides that he will at all times maintain the confidentiality of our information.

If we terminate Mr. Dillon’s employment without cause, he is entitled to the following payments, which are quantified to reflect the amounts he would have received had his employment been terminated at December 31, 2006:

•	his accrued and unpaid base salary and vacation and unreimbursed business expenses as of the date of termination ($0 at December 31, 2006);

•	payments, if any, under our benefit plans and programs in effect at the time. We currently have no benefit plans that would result in payments upon termination;

•	a single lump sum payment equal to six months base salary at his annual salary rate in effect at the date of termination ($180,000 at December 31, 2006);

•	beginning in the seventh month after the date of termination, six monthly payments of his monthly base salary ($180,000 at December 31, 2006);

•	a pro rata portion of any amounts earned under our annual incentive plan for the year in which the termination occurs ( $2,810,000 at December 31, 2006 because the year was complete); and

•	a lump sum payment equal to the amount, if any, he received under our annual incentive plan for the preceding year ($0 at December 31, 2006, because our annual incentive plan was not in effect during fiscal 2005).

Mr. Dillon may terminate his employment with “good reason,” which generally includes reduction of his annual base salary, a reduction in his maximum potential payment under our annual incentive plan to less than 20% of the available bonus pool, permanent or consistent assignment to him of duties inconsistent with his position and authority, no longer having him report directly to the Board or a breach by us of his employment agreement. If he terminates his employment for good reason, Mr. Dillon is entitled to all of the payments referenced above, except he will not receive a pro rata portion of amounts earned under our annual incentive plan for the year in which termination occurs.

If Mr. Dillon’s employment terminates due to his death or disability, upon the expiration of the employment agreement in accordance with its terms or we terminate Mr. Dillon for “cause,” he will be entitled to receive the payments set forth in the first two bullets above. In the event of his death or disability, he will also receive the payments in the fifth bullet above. Under the employment agreement, “cause” generally includes material violations of our employment policies, conviction of crime involving moral turpitude, violations of securities or investment adviser laws, causing us to violate a law which may result in penalties exceeding $250,000, materially breaching the employment agreement or fraud, willful misconduct or gross negligence in carrying out his duties.

Mr. Dillon will not receive any payments solely due to a change in control. However, if within 24 months after the occurrence of a change in control Mr. Dillon’s employment is terminated for any reason other than his disability, for cause or by him for good reason, he will be entitled to the following payment from us or our successor:

•	his accrued and unpaid base salary and vacation and unreimbursed business expenses as of the date of termination ($0 at December 31, 2006);

•	payments, if any, under our benefit plans and programs in effect at the time. We currently have no benefit plans that would result in payments upon termination;

•	a single lump sum payment equal to his annual base salary and incentive plan compensation payable to him for our most recently completed fiscal year ($360,000 at December 31, 2006, because we did not have our annual incentive plan in effect in 2005); and

•	a single lump sum payment equal to 12 months of premium payments for coverage for Mr. Dillon and his family under our group health plan ($3,924 at December 31, 2006).

If any payments to Mr. Dillon in connection with a change in control would constitute excess parachute payments under applicable tax laws, the benefits Mr. Dillon will receive will be reduced to an amount $1 less than the amount that would be an excess parachute payment.

Employment Agreement with Mr. Laird.  In October 2001, we entered into an employment agreement with Mr. Laird, our Chief Financial Officer, Secretary and Treasurer, which, unless otherwise terminated, automatically renews for a one-year period. The current expiration date of this agreement is July 17, 2007. Mr. Laird’s current annual salary under the agreement is $180,000.

If Mr. Laird’s employment is terminated for cause or by him without good reason, he will be entitled to only his earned but unpaid base salary as of the date of termination. If Mr. Laird’s employment is terminated without “cause” or by Mr. Laird for “good reason,” (including after a change in control) he is entitled to the following payments, which are quantified to reflect the amounts he would have received had his employment been terminated at December 31, 2006:

•	his accrued but unpaid salary as of the termination date ($0 at December 31, 2006); and

•	a payment equal to one year’s salary ($180,000 at December 31, 2006), reduced by the amount of any employment compensation earned by him elsewhere on or after the beginning of the sixth calendar month following the effective date of the termination or resignation.

Under Mr. Laird’s agreement, “cause” generally includes causing us to violate laws which could result civil or criminal penalties to us or the Board, violating our established employment policies, failing to follow the directions of the Board and competing with us or disclosing out confidential information. “Good reason” will generally arise if Mr. Laird has a reduction in title, experiences a reduction in or nonpayment of his salary, he becomes disabled. Additionally, good reason will be deemed to exist for one year following a change in control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our securities, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5. Executive officers, directors and persons who beneficially own more than ten percent of our securities are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3, 4 and 5 furnished to us and a statement by these persons that no other Section 16(a) reports were required to be filed by them, we believe that there were no reports filed late during the year ended December 31, 2006.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee for the Year Ended December 31, 2006

Our Audit Committee is comprised of three independent directors operating under a written charter adopted by the Board. Annually, the Audit Committee engages the Company’s independent registered public accounting firm. Plante & Moran, PLLC (“Plante & Moran”) served as our independent registered public accounting firm for the year ended December 31, 2006.

Management is responsible for preparation of the Company’s financial statements and for designing and maintaining the Company’s systems of internal controls and financial reporting processes. Our independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing principles and issuing reports on the Company’s financial statements and on management’s assessment of the effectiveness of the Company’s internal controls. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.

Pursuant to this responsibility, the Audit Committee met with management and Plante & Moran throughout the year. The Audit Committee reviewed the audit plan and scope with Plante & Moran and discussed with them the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee also met with Plante & Moran without management present to discuss the results of their audit work, their evaluation of the Company’s system of internal controls and the quality of the Company’s financial reporting.

In addition, the Audit Committee has discussed with Plante & Moran their independence from the Company and its management, including the matters in written disclosures and letters to the Company from Plante & Moran required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended.

Management has represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2006, were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the audited consolidated financial statements with management and Plante & Moran. Based on the Audit Committee’s discussions with management and Plante & Moran and review of Plante & Moran’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors of the Company:

David P. Lauer, Chairman
Dr. James G. Mathias
Diane D. Reynolds

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Resignation of Former Auditor and Engagement of New Auditor

On August 11, 2005, BKR Longanbach Giusti, LLC (“BKR”) informed the Audit Committee that it would resign as our independent registered public accounting firm effective August 12, 2005, following the completion of their review of our financial statements to be included in our Quarterly Report on Form 10-QSB for the three months ended June 30, 2005. BKR resigned due to its intention to withdraw its registration from the Public Company Accounting Oversight Board (“PCAOB”) due to a pending merger of their firm with another firm.

BKR’s reports on our financial statements for the fiscal years ended December 31, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. Further, during the fiscal years ended December 31, 2003 and 2004 and through August 12, 2005, there were no disagreements with BKR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BKR would have caused such firm to make reference thereto in connection with its reports on our financial statements for such years. During the two most recent fiscal years and through August 12, 2005, there were no reportable events as defined in Item 304(a)(1)(v) of SEC Regulation S-K.

On November 2, 2005, the Audit Committee engaged Plante & Moran as our independent registered public accounting firm. During our fiscal years ended December 31, 2004 and 2003, and during the subsequent interim periods preceding the resignation of BKR, we had not consulted with Plante & Moran regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Selection of Auditor for 2007

The Audit Committee has selected Plante & Moran as our independent registered public accounting firm for the 2007 fiscal year and to audit our financial statements for the year ended December 31, 2006. A representative of Plante & Moran is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as he or she may desire.

Fees of Independent Registered Public Accounting Firms

For the years ended December 31, 2006 and 2005, Plante & Moran billed the following fees to us:

	Year Ended	Year Ended
	12/31/2006	12/31/2005

Audit fees(1)	$51,200	$28,250
Audit-related fees	2,430	—
Tax fees(2)	7,300	10,125
All other fees	—	—

Total Plante & Moran fees	$60,930	$38,375

(1)	The audit fees for the years ended December 31, 2006 and 2005, respectively, were for professional services rendered for the audit of our annual financial statements, reviews of our quarterly financial statements, issuance of consents, and assistance with review of other documents filed with the SEC.

(2)	The tax fees for the years ended December 31, 2006 and 2005, respectively, were for services related to tax compliance, tax advice and tax planning including the preparation of tax returns and assistance with tax audits.

For the years ended December 31, 2006 and 2005, BKR billed the following fees to us:

	Year Ended	Year Ended
	12/31/2006	12/31/2005

Audit fees(1)	$—	$2,800
Audit-related fees(2)	—	1,120
Tax fees(3)	—	100
All other fees	—	—

Total BKR fees	$—	$4,020

(1)	The audit fees for the years ended December 31, 2005, were for professional services rendered for the audit of our annual financial statements, reviews of our quarterly financial statements, issuance of consents, and assistance with review of other documents filed with the SEC.

(2)	The audit related fees for the year ended December 31, 2005, were for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and reviews of our quarterly financial statements, including fees for accounting research.

(3)	The tax fees for the years ended December 31, 2005, were for services related to tax compliance, tax advice and tax planning, including the preparation of tax returns and assistance with tax audits.

It is the Audit Committee’s policy to pre-approve the services of our independent registered public accounting firm and present that approval to the Board. For the years ended December 31, 2006 and 2005, all of such services were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with SEC rules and our Code of Regulations. Should a shareholder wish to have a proposal appear in our Proxy Statement for next year’s annual meeting, under applicable SEC rules, the proposal must be received by our Secretary on or before December 8, 2007, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. If a shareholder intends to present a proposal at next year’s annual meeting but does not intend to seek the inclusion of such proposal in our Proxy Statement, such proposal must be received by us prior to February 21, 2008, or our management proxies will be entitled to use discretionary voting authority should such proposal be raised without any discussion of the matter in the Proxy Statement. Our address is 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as “householding,” would generally permit us to send a single annual report and a single proxy statement to any household at which two or more different shareholders reside if we believe such shareholders share the same address, unless the shareholder(s) have opted out of the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces our expenses. We have instituted householding. If (i) you wish to receive a separate annual reports or proxy statements, either this year or in the future, or (ii) if members of your household receive multiple copies of our annual report and proxy statement and you wish to request householding, you may contact our transfer agent, Continental Stock Transfer & Trust Company at 17 Battery Place, New York, New York 10004, or write to Mr. James Laird at our address at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.

In addition, many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which our shares are beneficially owned, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report on Form 10-K for the 2006 fiscal year or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER BUSINESS

The Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their best judgment.

The prompt completion, execution, and delivery of your proxy card or your submission of voting instructions electronically over the Internet or by telephone will be appreciated. Whether or not you expect to attend the Annual Meeting, please complete and sign the Proxy and return it in the enclosed envelope, or vote your proxy electronically via the Internet or telephonically.

By Order of the Board of Directors

James F. Laird
Secretary
April 7, 2007

Exhibit A

Compensation Committee Charter

Adopted August 2005

I.	PREAMBLE

The Board of Directors of Diamond Hill (the “Company”) recognizes its oversight and guidance role within the Company. The Compensation Committee is a committee utilized by the Board of Directors in the fulfillment of this oversight and guidance role.

II.	PURPOSE OF THE COMMITTEE

The Compensation Committee shall assist the Board of Directors of the Company in the discharge of its responsibilities relating to compensation programs of the Company concerning the Company’s executive officers and directors, including executive compensation, compensation deferral plans, stock incentive and option plans, performance incentive award programs, fringe benefit plans of the principal corporate officers and other employee plans. The Compensation Committee will fulfill these responsibilities and duties primarily by carrying out the activities enumerated in this Charter.

III.	COMPOSITION AND ORGANIZATION

The Compensation Committee shall be comprised of at least three directors as determined by the Board of Directors of the Company, each of whom shall be: (i) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended; (iii) “independent” under prevailing applicable rules and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member; and (iv) selected and retained in compliance with all applicable rules, regulations and statutes. The Compensation Committee members shall be appointed for one-year terms at the annual meeting of the Board of Directors and shall serve until a replacement for each such member is duly elected and qualified or until such member’s resignation or removal from the Board of Directors or the Compensation Committee.

IV.	MEETINGS

The Compensation Committee shall meet as needed, but no less than once per year. The Compensation Committee shall be chaired by one of its members, appointed by the Board of Directors. If the Board of Directors does not appoint a Chairperson or if the Chairperson is not present at the meeting, the members of the Compensation Committee may designate a Chairperson by majority vote of the full Compensation Committee membership, or those members present, as the case may be. The Compensation Committee shall hold executive sessions as necessary and/or as convened by the Chairman of the Compensation Committee. A majority of the Compensation Committee members shall constitute a quorum for the transaction of business.

The Compensation Committee may act by a majority of its members at a meeting. The Compensation Committee may also take action by unanimous written consent or by conference communication by means of telephone. The Compensation Committee shall keep a record of its actions and proceedings, and the Chairman of the Compensation Committee shall make a report thereof from time to time to the Board of Directors.

The compensation of the Chief Executive Officer (“CEO”) and all other officers (as that term is defined by Rule 16a-1(f) under the Exchange Act) must be determined by the Compensation Committee voting in executive session. The CEO may not be present during the Compensation Committee’s deliberations regarding his compensation, but may be present during the Compensation Committee’s deliberations regarding the compensation of all other officers of the Company. In any event, the CEO may not be present during voting on the compensation of any of the officers of the Company.

V.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, as described in Section II above, the Compensation Committee shall:

•	With respect to the determination of executive compensation:

•	Recommend to the Board of Directors the salaries, bonuses, ownership incentives and other significant benefits provided for the principal corporate officers of the Company.

•	Specifically with respect to the CEO, review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate his performance in light thereof, and consider identified and other factors related to the performance of the Company in determining a recommendation to the Board of Directors on the compensation level of such executive;

•	Review and recommend to the Board of Directors the overall compensation of each newly elected principal corporate officer;

•	Evaluate on a periodic basis the competitiveness of the compensation of principal corporate officers and senior management of the Company; and

•	Establish, administer and maintain performance-based compensation programs under Section 162(m) of the Internal Revenue Code.

•	With respect to incentive compensation plans, fringe benefits plans, deferred compensation plans, supplemental savings plans, and other equity compensation plans in which the CEO, other principal corporate officers. and the non-employee directors of the Company participate (the “Plans”), to the extent permitted by law and subject to the terms of the Plans:

•	Review, approve and make recommendations to the Board of Directors regarding functional improvements or changes to the Plans or adoption of new plans when appropriate;

•	Evaluate on a periodic basis the competitiveness of the Plans;

•	Specifically with respect to the CEO, review and approve corporate goals and objectives relevant to the CEO and evaluate his and the Company’s performance taking into account prior awards and consider identified and other factors related to the performance of the Company in determining recommendations to the Board of Directors on the grants and awards to such executive under the Plans.

•	With respect to employee retirement plans and employee welfare benefit plans (i.e., medical, life insurance, etc. (the “Benefit Plans”), evaluate on a periodic basis the competitiveness of the Benefit Plans and recommend to the Board of Directors adoption of amendments to the Benefit Plans involving significant changes or improvements to the extent permitted by law and subject to the terms of the Benefit Plans.

•	Periodically review and approve stock ownership guidelines for, and review the stock ownership of, principal corporate officers and senior management of the Company.

•	Produce a summary report on executive compensation annually, as needed, for inclusion in the proxy statement of the Company in accordance with applicable law, rules and regulations.

•	If appropriate, select, retain and, if warranted, replace or terminate compensation and benefits consultants to provide independent advice to the Compensation Committee. The Compensation Committee shall have sole authority to engage any such consultants, if deemed desirable or beneficial, and shall approve, in its sole discretion, the consultant’s fees and other terms of any such engagement. The Compensation Committee may, in its discretion, consult with management of the Company prior to the engagement of any such consultant.

•	From time to time, the Compensation Committee, as it deems appropriate, shall make recommendations to the Board of Directors regarding other issues related to the principal corporate officers, senior management, key employees and directors of the Company, including without limitation management succession recommendations.

•	Perform such other duties and responsibilities as may be assigned to the Compensation Committee, from time to time, by the Board of Directors of the Company, the Chairman of the Board of Directors and/or the CEO of the Company.

•	Review and recommend to the Board of Directors the compensation for directors, including committee and committee chair fees and other compensation as appropriate.

•	Conduct a review and evaluation annually of the functioning of the Compensation Committee in such manner as the Compensation Committee deems appropriate.

•	Review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors for consideration by the Board of Directors any improvements to this Charter that the Compensation Committee deems necessary or appropriate.

Exhibit B

Audit Committee Charter

Revised November 2004

Organization/Purpose

The Audit Committee is a committee of the board of directors. Its primary function is to assist the Board in fulfilling their oversight responsibility for the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; and the independent auditor’s qualifications and independence. The Committee shall be members of, and appointed by, the board of directors and shall comprise directors, each of whom the Board has determined meet the independence requirements of SEC regulations and the stock exchange listing standards. All Committee members shall be financially literate, and at least one member shall be an “audit committee financial expert,” as defined by SEC regulations. The members of the Committee shall be appointed by the Board and the Board may, at any time and at its discretion, replace an Audit Committee member.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties with the Company responsible for the expense of such advisors.

Duties and Responsibilities

The primary responsibility of the Audit Committee is to oversee the company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles, internal system of controls, and reporting policies that are used by the Company. The independent auditors are responsible for auditing the company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The Committee should take appropriate actions to set the overall corporate tone for quality financial reporting and sound business risk practices. The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth as a guide with the understanding that the committee may supplement or alter them as appropriate.

1. Provide an open avenue of communication between the independent accountant and the board of directors.

2. Review and update the Committee’s charter annually.

3. The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between Management and the auditors regarding financial reporting. The independent auditor shall report directly to the Audit Committee.

4. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services prescribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to who pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

5. The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis or Plan of Operation with Management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-QSB. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

B-1

6. The Committee shall review with Management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis or Plan of Operation to be included in the Company’s Annual Report on Form 10-KSB, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

7. Confirm and assure the independence of the independent accountant The audit committee is responsible for ensuring it receives from the outside auditors, a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, and the audit committee is responsible for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to ensure the independence of the outside auditor.

8. Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

9. Consider, in consultation with the independent auditor, the audit plan and scope.

10. Consider and review with the independent auditor: a) The adequacy of the company’s internal controls including computerized information system controls and security, b) Management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditor’s report on Management’s assertion, and c) Any related significant findings and recommendations of the independent auditor together with management’s responses thereto.

11. The Committee shall receive reports on any violations of the Company’s Code of Conduct by members of the Board and associates of the Company and on any violations of the Company’s Financial Code of Ethics by the Chief Executive Officer and senior financial officers of the Company.

12. The Committee shall review the CEO and CFO’s disclosure and certifications under Section 302 of the Sarbanes-Oxley Act.

13. The Committee shall prepare an annual report to be included in the Company’s annual proxy statement as required by SEC regulations.

14. The Audit Committee will regularly report Committee actions to the board of directors with such recommendations as the Committee may deem appropriate.

15. The Committee shall meet at least annually or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

16. The Committee will perform such other functions as assigned by law, the company’s charter or bylaws, or the board of directors.

17. At least annually, an Executive Session will be held with the Audit Committee and independent auditors without management present. This will provide the Audit Committee an opportunity to ask questions to the independent auditors independently of management. Upon completion of the Execution Session, management will join both parties and continue discussions.

General

In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

1) One or more officers or employees of the Company whom the committee members reasonable believe to be reliable and competent in the matters presented; or

2) Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person.

B-2

Diamond Hill Investment Group, Inc.
Voting by telephone or Internet is quick, easy and immediate. As a stockholder of Diamond Hill Investment Group, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 23, 2007.
Vote Your Proxy on the Internet:
Go to www.continentalstock.com.
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
Vote Your Proxy by Phone:
Call 1 (866) 894-0537.
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE
Vote Your Proxy by mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.
▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Please mark your votes like this	☒

1.	Proposal to elect the nominees named below as directors for a one year term.	For	Withhold	For all (except Nominee(s) written below):	If you wish to vote electronically, please read the instructions above.

	Nominees: (01) R.H. Dillon, (02) David P. Lauer, (03) Dr. James G. Mathias, (04) David R. Meuse (05) Diane D. Reynolds, (06) Donald B. Shakelford.	☐	☐	☐

NOMINEES’ NAME(S) HERE:

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature:	Signature:	Dated:	, 2007

Please sign exactly as your name or names appear hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others should give their full title. Corporations and partnerships should sign in their full name by their president or another authorized person.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY
Diamond Hill Investment Group, Inc.
325 John H. McConnell Blvd., Suite 200
Columbus, Ohio 43215
This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders, May 24, 2007
     The undersigned hereby appoints R.H. Dillon and James F. Laird and each of them, as proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Diamond Hill Investment Group, Inc. (the “Company”) to be held on May 24, 2007, or any adjournment thereof, and to vote all shares of common stock, without par value, of the Company ( the “Shares”) which the undersigned is entitled to vote at such Annual Meeting or at any adjournment thereof as set forth on the reverse side.
     This Proxy when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directive is made, the Shares represented by this Proxy will be voted “FOR” the election of the named nominees for directors. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the Shares represented by this Proxy will be voted in the discretion of the proxies on such other matters as the directors may recommend.
     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders dated April 7, 2007, the Proxy Statement furnished therewith, and the Company’s Form 10-K for the year ended December 31, 2006. Any proxy heretofore given to vote the Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.
     Please mark, sign, date and return the Proxy card promptly in the enclosed envelope, unless voting electronically.

See Reverse side	See Reverse side